UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  MAY 15, 1996

                              RENTERS CHOICE, INC.
               (Exact name of registrant as specified in charter)

         DELAWARE                                        48-1024367
(State or Other Jurisdiction                   (IRS Employer Identification No.)
       of Incorporation)

                                     0-25370
                                   (Commission
                                  File Number)

                              13800 MONTFORT DRIVE
                                    SUITE 300
                               DALLAS, TEXAS 75240
                                 (214) 701-0489
                    (Address of Principal Executive Offices,
                        including zip code, and telephone
                          number, including area code)

                                    NO CHANGE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Filed herewith as a part of this report are the audited financial statements of ColorTyme, Inc., a Texas corporation, for the fiscal year ending December 31, 1995, and unaudited financial statements for the 3-month period ending March 31, 1996, as required by Rule 3-05(b) of Regulation S-X.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Filed herewith as a part of this report, is the pro forma financial information required by Article 11 of Regulation S-X.
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           RENTERS CHOICE, INC.
                             (Registrant)

DATE:  July 26, 1996       BY:  /S/ DAVID D. REAL
                  David D. Real, Senior Vice President-Finance
                                    and Chief Financial Officer

                        COLORTYME, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                       YEAR ENDED DECEMBER 31, 1995, AND
                          INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
ColorTyme, Inc. and subsidiaries
Irving, Texas

We have audited the accompanying consolidated balance sheet of ColorTyme, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 consolidated financial statements present fairly, in all material respects, the financial position of ColorTyme, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, on August 1, 1995, Chrysler First Commercial Corporation ("Chrysler") exercised its option pursuant to the Credit Agreement by giving notice of its intention to terminate the Company's credit facility. Under the terms of the Company's credit agreement with Chrysler First Commercial Corporation, all amounts outstanding under the revolving loan will become due and payable at May 15, 1996, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                      -1-

We have not audited any financial statements of the Company for any period subsequent to December 31, 1995. However, as discussed in Note 13 to the consolidated financial statements, on May 15, 1996, Renters Choice, Inc. ("Renters Choice") acquired all outstanding shares of the Class A redeemable preferred and common stock of the Company. In connection with this transaction, the Company sold approximately $21.5 million of its accounts and notes receivable portfolio to STI Credit Corporation and with the proceeds repaid certain short-term debt. In addition, the Company settled the two franchisee lawsuits pending in the United States District Court for the Northern District of Texas.

DELOITTE & TOUCHE LLP

Fort Worth, Texas

March 26, 1996
(June 5, 1996 as to Note 13)
                                      -2-

                        COLORTYME, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
ASSETS

FRANCHISE AND LIFE INSURANCE:
   Cash and cash equivalents ................................      $  1,223,642
   Certificates of deposit - unrestricted ...................           235,360
   Certificates of deposit - restricted .....................           100,000
   Receivables:
      Trade .................................................         3,740,467
      Income taxes ..........................................         1,812,376
      Royalty ...............................................           175,552
      Interest and other ....................................           124,721
                                                                   ------------
                                                                      5,853,116

      Allowance for doubtful accounts .......................          (286,280)

                                                                      5,566,836

   Furniture and fixtures - net .............................           599,650
   Other assets .............................................           267,731
                                                                   ------------
           Total franchise and life insurance ...............         7,993,219

FINANCIAL SERVICES:
   Cash .....................................................            51,595
   Held to maturity investments  - restricted ...............           501,328
   Notes receivable - net of allowance of $846,000 ..........        20,015,736
   Interest receivable ......................................           194,257
   Assets held for sale .....................................         1,027,202
   Other assets .............................................            10,609
                                                                   ------------
           Total financial services .........................        21,800,727

TOTAL .......................................................      $ 29,793,946
                                                                   ============
See notes to consolidated financial statements.

                        COLORTYME, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995

LIABILITIES AND STOCKHOLDERS' EQUITY

FRANCHISE AND LIFE INSURANCE:
   Accounts payable ...........................................    $  3,859,964
   Income taxes payable .......................................       1,151,581
   Accrued expenses ...........................................         353,263
   Deferred income tax liability ..............................         134,000
   Claim reserve payable ......................................          47,126
                                                                   ------------
           Total franchise and life insurance .................       5,545,934

FINANCIAL SERVICES:
   Note payable - net of reserve account of $662,197 ..........      13,928,716
   Other liabilities ..........................................          66,589
                                                                   ------------
           Total financial services ...........................      13,995,305

           Total liabilities ..................................      19,541,239

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS' EQUITY:
   Class A, nonvoting, redeemable, preferred stock, $1 par
      value; 4,000,000 shares authorized and issued (Note 7) ..       4,000,000
   Common stock, $10 par value; 10,000 shares authorized
      and issued ..............................................         100,000
   Additional paid-in capital .................................         179,436
   Retained earnings ..........................................       7,612,779
   Less, treasury stock at cost, 1,900 shares .................        (879,508)
   Less, notes receivable secured by common stock .............        (760,000)
                                                                   ------------
                                                                     10,252,707
                                                                   ------------
TOTAL .........................................................    $ 29,793,946
                                                                   ============

See notes to consolidated financial statements.

                     COLORTYME, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995

REVENUE:
   Sales of rental equipment ................................      $ 38,114,775
   Sales of dealer support merchandise ......................         1,237,583
   Royalty income ...........................................         4,530,968
   Franchise fees ...........................................            57,500
   Interest income - finance company ........................         3,244,060
                                                                   ------------
                                                                     47,184,886

COST OF GOODS SOLD - Rental equipment and dealer
   support merchandise ......................................        37,001,652

INTEREST EXPENSE AND SERVICING FEES .........................              --
   Financial services .......................................         2,220,636
                                                                   ------------
                                                                      7,962,598
SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES .................................................         5,493,563

PROVISION FOR DOUBTFUL ACCOUNTS .............................           508,408

INTEREST INCOME AND FINANCE CHARGES .........................          (488,954)

INTEREST EXPENSE ............................................           946,429

LOSS ON ASSETS HELD FOR SALE ................................           671,082

OTHER, NET ..................................................           172,987
                                                                   ------------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM ...........           659,083

INCOME TAX BENEFIT ..........................................           211,000
                                                                   ------------
INCOME BEFORE EXTRAORDINARY ITEM ............................           870,083

EXTRAORDINARY GAIN ON LIFE INSURANCE PROCEEDS ...............         8,050,269
                                                                   ------------
NET INCOME ..................................................      $  8,920,352
                                                                   ============
See notes to consolidated financial statements.

                        COLORTYME, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1995

                                     CLASS A
                                    REDEEMABLE                 ADDITIONAL    RETAINED
                                    PREFERRED      COMMON       PAID-IN      EARNINGS        TREASURY       NOTES
                                     STOCK         STOCK        CAPITAL      (DEFICIT)        STOCK       RECEIVABLE        TOTAL
                                  -----------   -----------   -----------   -----------    -----------    -----------    -----------
BALANCE, JANUARY 1, 1995 ......   $ 4,000,000   $   100,000   $   179,436   $(1,307,573)   $  (879,508)   $  (760,000)   $ 1,332,355
   Net income .................                                               8,920,352                                    8,920,352
                                  -----------   -----------   -----------   -----------    -----------    -----------    -----------
BALANCE, DECEMBER 31, 1995 ....   $ 4,000,000   $   100,000   $   179,436   $ 7,612,779    $  (879,508)   $  (760,000)   $10,252,707
                                  ===========   ===========   ===========   ===========    ===========    ===========    ===========

See notes to consolidated financial statements.

                        COLORTYME, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ................................................     $  8,920,352
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation ...........................................          895,083
      Provision for doubtful accounts ........................          508,408
      Gain on sale of stores .................................         (142,236)
      Loss on sale of property and equipment .................            4,817
      Deferred income taxes ..................................          252,876
      Changes in assets and liabilities:
         Receivables .........................................         (862,768)
         Other assets ........................................          695,651
         Accounts payable ....................................         (500,865)
         Accrued expenses and other liabilities ..............          657,890
                                                                   ------------
           Net cash provided by operating activities .........       10,429,208
                                                                   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from maturity of restricted certificates
     of deposit ..............................................          153,000
   Proceeds from maturity of unrestricted certificates
     of deposit ..............................................           13,392
   Proceeds from maturities of restricted held to
     maturity investments ....................................          498,672
   Proceeds from sale of assets held for sale ................          537,500
   Investment in assets held for sale ........................         (208,878)
   Advances on financial services  notes receivable ..........      (20,387,965)
   Collections of financial services notes receivable ........       26,630,925
   Purchase of equipment .....................................          (23,926)
                                                                   ------------
           Net cash provided by investing activities .........        7,212,720
                                                                   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of notes payable ................................         (329,352)
   Borrowings under financial services notes payable .........       20,387,584
   Repayments of financial services notes payable ............      (37,249,463)
                                                                   ------------
           Net cash used in financing activities .............      (17,191,231)
                                                                   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS ....................          450,697
                                                                   ------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ...............          824,540
                                                                   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR .....................     $  1,275,237
                                                                   ============
SUPPLEMENTAL INFORMATION:
   Interest paid .............................................     $  2,910,666
                                                                   ============
   Income taxes refunded .....................................     $    462,281
                                                                   ============

See notes to consolidated financial statements.

                        COLORTYME, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1995

1.    BUSINESS AND GOING CONCERN CONSIDERATIONS

      ColorTyme, Inc. (the "Company') is a nationwide franchisor of television, stereo and furniture rental centers. The Company's primary source of revenue is the sale of rental equipment to its franchisees, who, in turn, offer the equipment to the general public for rent or purchase under a rent-to-own program. As franchisor, the Company receives royalties of 2.3% to 3% of franchisee rental income and, generally, an initial fee of $7,500 per location for existing franchisees and up to $25,000 per location for new franchisees. At December 31, 1995, there were approximately 321 franchised rental centers operating in 40 states.

      At December 31, 1995, the Company had 35 franchise stores operating under expired franchise agreements. Currently 10 franchise stores are operating under expired franchise agreements. The Company has 37 franchise agreements scheduled to expire prior to December 31, 1996. Management expects that the majority of the franchise agreements that have expired or are scheduled to expire during 1996 will be signed or renewed. However, there can be no assurance that the Company will be successful in its efforts to re-sign or renew expired or expiring franchise agreements.

      The Company may also provide financing exclusively to existing franchisees, subject to approval by the Company's lender, for the purchase of rental equipment through its wholly-owned subsidiary, ColorTyme Financial Services, Inc. ("ColorTyme Financial"). Another wholly-owned subsidiary, ColorTyme Life Insurance Company, Inc. ("ColorTyme Life"), provides credit life insurance for all rental customers. The credit life policies are issued and administered by an independent life insurance company which transfers the claims risk to ColorTyme Life through a reinsurance agreement. The Company ceased issuing credit life policies effective June 30, 1995.

      During 1995, the Company took steps to reduce its general and administrative expenses, instituted controls to streamline its operations, sold six of 15 owned stores for proceeds aggregating $537,500 and is continuing in its efforts to sell the remaining stores foreclosed on during 1994 (see Note 4). These actions have been taken to improve cash flows and return the Company to profitability; however, on August 1, 1995, pursuant to the December 14, 1994 Restated and Amended Credit Agreement (the "Credit Agreement"), between Chrysler First Commercial Corporation ("Chrysler") and the Company, Chrysler exercised its option under the terms of the Credit Agreement, not to extend the termination date beyond November 15, 1995. In accordance with the Credit Agreement, the termination date was automatically extended to May 15, 1996. At such time, all amounts outstanding under the revolving loan will become due. As of March 26, 1996, $13,386,927 was outstanding under the loan agreement. The Company is currently negotiating the sale of the Company to a publicly held Company, and is evaluating other options with respect to satisfying this obligation. However, there can be no assurance that the Company will be successful in its efforts to refinance or repay this obligation. The Company would then have to consider certain other options necessary to protect the stockholders' interests.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Chrysler's decision not to extend the termination date of the Credit

      Agreement raises substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

      The estimates susceptible to significant change are those used in determining deferred income tax assets, assets held for sale, the valuation allowances for notes and other receivables and the claim reserve payable. Although some variability is inherent in these estimates, management believes the amounts provided are adequate.

      PRINCIPLES OF CONSOLIDATION -The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, ColorTyme Financial and ColorTyme Life. All significant intercompany balances and transactions are eliminated in consolidation.

      CONCENTRATION OF CREDIT RISK - The Company provides credit in the form of trade receivables and notes receivable to retailers in the rent-to-own industry. With respect to trade, royalty and notes receivable, five franchisees accounted for approximately $12.3 million as of December 31, 1995. In addition, the Company continually monitors the credit worthiness of its franchisees and requires collateral consisting primarily of the franchisees' rental contracts and merchandise inventory to secure notes receivable.

      CASH EQUIVALENTS - The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

      REVENUE RECOGNITION - Revenue from the sale of rental equipment is recognized upon shipment of the equipment to the franchisee. Initial franchise fee revenue is recognized when the Company has performed substantially all services and obligations required under terms of franchise agreements. Interest income from financing agreements with franchisees is reported as earned over the terms of the related notes receivable (generally 12 to 24 months). The notes bear interest at the prime rate (not less than 7%) plus a variable percentage. Credit life premiums are reported as earned over the contract period (approximately 24 months).

      FURNITURE AND FIXTURES - Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Total accumulated depreciation was $450,985 as of December 31, 1995. Total depreciation expense was $154,195 during 1995.

      INCOME TAXES - Income tax expense is based on the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates.

      CLAIM RESERVE - COLORTYME LIFE - The liability for unpaid life insurance losses includes amounts determined on a case-by-case basis and estimates of unreported losses based on a standard experience rating.

      ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - In accordance with the provisions of Statement of Financial Accounting Standards No. 114 (SFAS No. 114), "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for the Impairment of a Loan Income Recognition and Disclosure," the Company has identified those loans that are impaired. The Company believes that it is probable that it will be unable to collect all amounts due according to the contractual terms of the loan agreements for these impaired loans. The allowance for possible losses on notes receivable is management's best estimate of losses which may be sustained on outstanding loans, considering the financial condition of the borrowers, fair market value of the collateral and general economic conditions in the industry. The excess, if any, of the note balance over the estimated realizable fair market value of the collateral obtained through foreclosure is charged to the allowance for possible losses. Subsequent declines in value of such collateral or changes in value upon disposition of the collateral are recorded in operations.

      Total impaired loans and the allowance for all credit losses were approximately $2,139,000 and $846,000, respectively, at December 31, 1995. The Company's primary policy is to utilize the accrual basis of accounting for the recognition of interest income on impaired loans. The average recorded investment in impaired loans during 1995 was approximately $1,934,000 and the related interest income recognized during the period related to impaired loans was approximately $247,000 on the accrual basis of accounting.

      Activity in the allowance for doubtful notes receivable was as follows:

      Balance, January 1, 1995 ............................   $   721,251

      Provision for doubtful accounts charged to operations       325,000
                                                              -----------
                                                                1,046,251
      Chargeoffs ..........................................      (200,531)
      Recoveries ..........................................           280
                                                              -----------
      Balance, December 31, 1995 ..........................   $   846,000
                                                              ===========

      DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - In accordance with the provisions of Statement of Financial Accounting Standards No. 107 (SFAS No. 107), "Disclosures About Fair Value of Financial Investments," the Company has estimated the fair value of financial instruments as of December 31, 1995. The estimated fair value amounts are determined by using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      The Company's financial instruments under SFAS No. 107 include: cash, certificates of deposit, held to maturity investments, trade, royalty and notes receivable, accounts payable and the note payable to Chrysler. The Company has estimated that the carrying amount of cash, certificates of deposit, receivables, net of the allowance for doubtful accounts, and accounts payable approximates fair value due to the short-term maturities of these instruments. The fair value of the notes receivable approximates the carrying value, net of the allowance, as of December 31, 1995 and was determined utilizing discounted cash flows based on interest rates currently being offered for loans to borrowers with similar credit ratings and maturities. The fair value of the Company's investments in U.S. Treasury securities held to maturity was $545,705 as of December 31, 1995, which exceeded the carrying value by $44,377. Because the Company's note payable bears interest at rates which float with market rates, the Company has estimated that the carrying amount of its note payable also approximates its fair value.

      SALES OF DEALER SUPPORT MERCHANDISE - During 1995, the Company changed its method of reporting dealer support merchandise sales and cost of goods sold to a gross basis as opposed to reporting these activities on a net basis as was the case in prior years.

      STATEMENT OF CASH FLOWS - During 1995, $1,006,445 of notes receivable were issued to finance the trade receivables of certain franchisees.

3.    RESTRICTED ASSETS

      As a condition of the credit life insurance policies in the state of Arizona, the Company is required to maintain $100,000 on deposit with the state treasurer.

      In connection with the foreclosure of an affiliate's operations as discussed in Note 4, the Company maintains approximately $500,000 of one-year treasury notes. These notes are held in escrow at a bank and may be used to satisfy claims of the entity which purchased the majority of the affiliate's stores prior to foreclosure. The escrow agreement provides for a declining balance to be maintained over the life of the escrow agreement. The agreement is scheduled to terminate in October 1996. There have been no claims made to date against these escrow funds and management has no knowledge of any outstanding claims that could be made against the funds. The escrowed funds have been pledged against the Company's debt to Chrysler. The escrow funds are presented as restricted, held-to-maturity investments in the accompanying December 31, 1995 balance sheet.

4.    ASSETS HELD FOR SALE

      During 1994, a company affiliated through common management, ColorTyme Stores Inc. (and affiliates) (ColorTyme Stores) deeded fifteen stores to ColorTyme Financial Services in lieu of its debt of approximately $10,300,000 to the Company and ceased doing business. The fifteen stores were recorded at their estimated fair value of approximately $1,625,000 and a loss of approximately $8,675,000 was recorded in 1994. The Company has operated the stores since foreclosure; however, the revenues and expenses of operating the stores are not reported in revenues, cost of goods sold and/or selling, general and administrative expenses because the Company is holding the assets for sale. The loss from operations of approximately $813,000 during 1995 is included in loss on assets held for sale.

      The assets received represent franchised store locations consisting of rental contracts in place, rental inventory, leasehold improvements and other store equipment. During 1995, the Company sold 6 stores for proceeds totaling $537,500. A net gain of approximately $142,000 was recorded on the sales.

      Subsequent to year-end, the Company sold one store for approximately $100,000. Of the proceeds of this sale, $45,000 were used to satisfy store operating liabilities and the remaining $55,000 were used to further reduce the debt to Chrysler. The sale resulted in a loss of approximately $93,000. The Company is currently attempting to sell the remaining stores. The carrying amount of the remaining stores is stated at their approximate net realizable value. Any proceeds received from the sale of these stores are required, pursuant to the Credit Agreement, to be used to reduce the Company's indebtedness to Chrysler.

5.    FINANCIAL SERVICES AND NOTE PAYABLE

      ColorTyme Financial provides financing services to certain franchisees approved by Chrysler under a revolving line of credit with Chrysler. In addition, ColorTyme Financial provides direct financial assistance to certain franchisees. All notes receivable are secured by the franchisees' rental contracts and merchandise inventory. Franchisees must repay advances in no more than 24 equal monthly principal payments for each unit of product financed unless otherwise agreed to by Chrysler.

      All franchisee loans are serviced by Chrysler or the Company. Cash received from franchisees is applied to the outstanding notes receivable balances recorded by the Company and, as applicable, to the note payable to Chrysler. During 1995, Chrysler required the Company to repurchase certain franchisee loans from Chrysler aggregating approximately $2,455,000. The Company has notes receivable from franchisees totaling approximately $3,300,000 at December 31, 1995 that were repurchased from Chrysler and are presented in the accompanying consolidated balance sheet within the financial services notes receivable. The general terms of repayment from the franchisees include amortization of the debt balance over a 24 to 60 month period with interest ranging from 0% (in the case of one note with a balance of approximately $45,000 maturing in 16 months) to 18%.

      As of December 31, 1995, the note payable consisted of a revolving loan which is governed by the December 14, 1994 Restated and Amended Credit Agreement between Chrysler and the Company. Borrowings under the revolving line of credit bear interest at the greater of 9.72% or prime plus 2.72% (11.22% at December 31, 1995) which is payable monthly. The revolving loan's terms of repayment coincide with the franchisees' repayment terms, except that Chrysler has an option to give termination notice annually 90 days prior to November 15th, as discussed above. Under the terms of the Credit Agreement, the Company is liable for any existing collateral deficiency upon default by a franchisee.

      As more fully discussed in Note 1, on August 1, 1995, Chrysler exercised its option pursuant to the Credit Agreement by giving notice to the Company of its intention to terminate both the revolving and term loans which means all amounts will be due and payable on May 15, 1996. Currently, the Company has no other financing in place. All amounts outstanding under the Credit Agreement are secured by substantially all of the Company's assets, including any interest the Company may have in any franchisees rental contracts, inventory or capital stock. The Credit Agreement contains several covenants which require the Company to maintain certain financial ratios and limit specific payments and equity distribution, including employee compensation, loans to dealers, capital expenditures and capital stock issuance, among other items. The Company was not in compliance with certain debt covenants under the Credit Agreement as of December 31, 1995; however; the Company subsequently obtained a waiver from Chrysler for these covenants.

6.    INCOME TAXES

      Income tax expense (benefit) consisted of the following:

      Federal:
         Current .................................              $(479,000)
         Deferred ................................                253,000
      State ......................................                 15,000
                                                                ---------
                                                                $(211,000)
                                                                =========

      Income tax expense (benefit) differs from the expected tax expense (benefit) computed by applying the U.S. federal corporate income tax rate to earnings before income taxes as follows:


      Expected tax expense ..................................   $ 256,000
      Increase (reduction) in income taxes resulting from:
         State income tax ...................................     (16,000)
         Life insurance premiums ............................      86,000
         Small life insurance company deduction .............     (86,000)
         Tax benefit not recognized subject to future
           realization ......................................     132,000
         Settlement with Internal Revenue Service ...........    (698,000)
         Other, net .........................................     115,000
                                                                ---------
                                                                $(211,000)
                                                                =========

      Deferred income tax assets and liabilities were comprised of the following:

      Deferred income tax assets:
         Allowance for doubtful accounts ..............       $   430,000
         Other assets .................................            86,000
         Accrued expenses .............................           102,000
         Loss carryforward ............................         2,358,000
         AMT credit carryforward ......................           417,000
         Other ........................................            34,000
                                                              -----------
                                                                3,427,000

      Valuation allowance .............................        (3,427,000)
                                                              $      -
                                                              ===========
      Deferred income tax liabilities:
         Assets held for sale .........................       $    74,000
         Furniture and fixtures .......................            60,000
                                                              -----------
                                                              $   134,000
                                                              ===========
                                      -13-

      The Company has recorded a valuation allowance with respect to the future tax benefits and the net operating loss reflected as a deferred tax asset due to the uncertainty of their ultimate realization. As a result, the valuation allowance increased by approximately $1,484,000 from 1994.

      As of December 31, 1995, the Company had tax net operating loss carryforwards of approximately $6.2 million. These net operating loss carryforwards will expire in 2009. In addition, the Company has alternative minimum tax credit carryforwards of approximately $417,000 which have no expiration.

7.    PREFERRED STOCK

      In December 1994, the Company issued 4,000,000 shares of class A, nonvoting, redeemable preferred stock. The preferred stock pays quarterly dividends commencing in December 1996. Beginning in October 1996, the dividends are cumulative and are payable at an annual rate of $0.10 per share. The dividend rate increases by $0.01 per share per year each year through 2003. The preferred shares grant the holder the option to convert to common stock in the event of an initial public offering of the Company. On the tenth anniversary of the issuance of the preferred shares, the holders have the option to require the Company to redeem the preferred stock at $1.00 per share plus accumulated dividends. At the holder's option, the redemption will either be in cash or common stock of the Company. Through an agreement between the Company, the estate of its principal stockholder, and the holder of the preferred stock, in the event the estate of the principal stockholder sells its ownership interest in the Company, the estate of the principal stockholder will purchase all of the outstanding preferred stock and contribute it to the Company.

8.    RELATED PARTY TRANSACTIONS

      Certain stockholders and directors control companies which transact business with the Company in the ordinary course of business. Amounts due from and transactions between the Company and these companies were as follows as of and for the year ended December 31, 1995:

     At December 31, 1995:
         Accounts receivable ............................       $  431,511
         Royalty receivable .............................           21,114
         Notes and interest receivable -
            ColorTyme Financial Services ................        3,442,893

      For the year ended December 31, 1995:
         Net sales ......................................        5,610,188
         Royalty income .................................          477,694
         Interest income ................................          451,781


9.    NATIONAL ADVERTISING FUND

      The National Advertising Fund (the Fund) was formed to provide advertising at a national level for the benefit of all ColorTyme franchise stores. The Fund's revenue results from monthly advertising fees charged to each franchise store. The Company collects the advertising fees from the franchisees and directly deposits them to the Fund. The Company funds the payroll expenses of the Fund and then is reimbursed by the Fund. Amounts due to or from the Fund were not material as of December 31, 1995.

                                      -14-

10.   TRANSACTIONS WITH MAJOR FRANCHISEE

      Transactions with one major franchisee accounted for approximately 11% of net revenues for the year ended December 31, 1995.

11.   EMPLOYEE BENEFIT PLAN

      Effective December 1, 1995, the company installed a plan for its full-time employees under Section 401(k) of the Internal Revenue Code. This plan enables employees to contribute a percentage of their salary to the plan and the Company will match 50% of the first 6% contributed by the employee. Total expense recognized by the Company relating to this plan was approximately $4,000 for 1995.

12.   COMMITMENTS AND CONTINGENCIES

      LEASES - The Company is lessee under noncancelable operating leases for equipment and office space that expire at various times over the next four years and provide for renewal options. Total rent expense for operating leases for the year ended December 31, 1995 was $264,588.

      Future payments under noncancelable operating leases as of December 31, 1995 are as follows:

      Year ending December 31:
           1996                                                   $235,122
           1997                                                    229,969
           1998                                                    221,439
           1999                                                     77,316
                                                                  --------
                                                                  $763,846
                                                                  ========

      FEDERAL INCOME TAX EXAMINATION - The Company's federal income tax returns for 1988 through 1991 were examined by the Internal Revenue Service ("IRS"). The IRS concluded its examinations and issued notices of assessment for $5,468,105 in penalties and interest. The Company vigorously contested the position taken by the IRS and entered into an agreement during 1995 whereby the assessment was reduced to approximately $967,000, including interest of approximately $365,000. Conversely, the Company was successful in its efforts to recover approximately $1,816,000 in refunds, including interest of approximately $217,000, through the settlement with the IRS and the carryback of net operating losses generated in 1994.

      LITIGATION - In May 1994, two customers of a rental store formerly owned and operated by an affiliated company, ColorTyme Stores, Inc., commenced an action against the Company. The plaintiffs, who seek a class action on behalf of all similarly situated consumers, allege that the store's rental contracts violate the Wisconsin Consumer Act in a number of ways. Plaintiffs seek an injunction against further alleged violations and attorney's fees and costs, and may have the right under Wisconsin law to amend the complaint to seek damages, penalties and other remedies. Soon after the suit was filed, plaintiffs and the Company held settlement discussions which ended unsuccessfully with the plaintiffs demanding a $3,000,000 settlement. The Company does not believe that the claim has merit and will continue to vigorously contest the suit. In the opinion of management, the ultimate resolution of this action will not have a material adverse effect on the Company's financial position.

      During 1995, the Company became involved in two similar actions pending in the United States District Court for the Northern District of Texas. The suits, which were initiated by certain franchisees, allege

                                      -15-

      that the Company, and certain officers and directors, committed civil RICO, anti-trust and deceptive trade practices violations, as well as, common law fraud and other matters. The plaintiffs are seeking damages ranging from $100,000 to $5,000,000 per claim as well as attorney fees and interest. The Company has denied all liability and is vigorously contesting the allegations and has countersued to recover amounts owed by the plaintiffs to the Company. In the opinion of management, the ultimate resolution of these actions will not have a material adverse effect on the Company's financial position.

      The Company is also involved in various other litigation and administrative proceedings in the normal course of business. The Company does not believe any of these claims have merit and has been and will continue to contest them vigorously. In the opinion of management, any liabilities that may result from these claims will not, individually or in the aggregate, have a material adverse effect on the Company's financial position.

      FINANCIAL GUARANTEES - To accommodate the refinancing of one of the Company's franchisees, the Company entered into a one-year guarantee arrangement with a bank in 1994. Although the guarantee has no stated maturity and terminates upon the repayment of the associated loan, the arrangement was approved by Chrysler under the terms of the Credit Agreement to be extended through May 15, 1996. At December 31, 1995, the guarantee amount was $2,400,000. The Company received a 1.5% fee from the franchisee for its guarantee. In addition, during 1995 the Company entered into a three year guarantee arrangement with a bank to accommodate the buyer of one of the Company's stores. At December 31, 1995, the guarantee amount was $147,390. To date, the franchisees have met all debt service requirements pursuant to these loan agreements and, as a result, the Company has not accrued any amounts in the accompanying balance sheet pursuant to these contingencies.

13.   SUBSEQUENT EVENTS

      On May 15, 1996, the shareholders of the Company entered into an agreement to sell the outstanding shares of the Class A redeemable preferred and common stock of the Company to Renters Choice, Inc. ("Renters Choice") for approximately $11.2 million. In connection with the acquisition, the Company sold approximately $21.5 million of its accounts and notes receivable portfolio (the "portfolio") to STI Credit Corporation ("SunTrust") for approximately $21.7 million, subject to certain adjustments as defined by the purchase agreement and the financial guarantee of the Company and Renters Choice for the portfolio until the loans are repaid. As a result of the sale of the portfolio to SunTrust, the Company repaid $13,215,427, which represents all outstanding borrowings under the Credit Agreement (see Notes 1 and 5) at May 15, 1996. In addition, the Company settled the two lawsuits pending in the United States District Court for the Northern District of Texas (see Note 12). Under the terms of the settlement, the parties dismissed their respective claims and the plaintiffs agreed to pay the Company for amounts owed and the Company agreed to pay the plaintiffs' attorneys' fees.

                                     ******

                              RENTERS CHOICE, INC.

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         The unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transactions given pro forma effect herein had been consummated as of the time reflected herein, nor are they necessarily indicative of the future operating results or financial position of Renters Choice, Inc. (the "Company"). The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. ColorTyme, Inc. and Subsidiaries (the ColorTyme Acquisition) was acquired on May 15, 1996 and will be accounted for using the purchase method of accounting effective May 1, 1996. The Allocation of purchase price of the ColorTyme Acquisition has been determined based upon preliminary estimates of fair value and is subject to change. Differences between the amounts included herein and the final allocation are not expected to have a material effect on the Pro Forma Financial Statements. These Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes of the Company and ColorTyme, Inc. and Subsidiaries.

         The following unaudited pro forma condensed balance sheet as of March 31, 1996 gives effect to the ColorTyme Acquisition as though it had occurred at that date. The unaudited pro forma condensed statements of earnings for the year ended December 31, 1995 and the three months ended March 31, 1996 give effect to the ColorTyme Acquisition as though it had occurred at the beginning of each period.

                              RENTERS CHOICE, INC.
                       PRO FORMA CONDENSED BALANCE SHEETS
                                 MARCH 31, 1996
                                   (UNAUDITED)

                                                                                                 PRO FORMA
                                                            COMPANY           COLORTYME          ADJUSTMENTS              PRO FORMA
                                                         ------------       ------------        -------------           ------------
ASSETS
Cash and cash equivalents ........................       $  6,049,238       $  2,770,772        $   7,924,662 (2)       $ 16,744,672
Rental merchandise, net ..........................         68,089,805               --                   --               68,089,805
Accounts receivable ..............................               --            2,773,658             (234,835)(1)          2,538,823
Income taxes receivable ..........................               --              970,610                 --                  970,610
Prepaid expenses and other assets ................          1,232,046          1,463,115              (80,091)(1)          2,615,070
Intangible assets, net ...........................         28,526,757               --                448,812 (1)         28,975,569
Property assets, net .............................          8,853,594            570,547             (131,662)(1)          9,292,479
Deferred income taxes ............................          6,976,580               --              3,650,000 (1)         10,626,580
Notes receivable .................................               --           21,103,243          (20,607,117)(2)            496,126
                                                         ------------       ------------        -------------           ------------
                                                         $119,728,020       $ 29,651,945        $  (9,030,231)          $140,349,734
                                                         ============       ============        =============           ============

LIABILITIES
Accounts payable - trade .........................       $  5,155,623       $  3,903,345        $        --             $  9,058,968
Accrued liabilities ..............................          3,652,210            246,414            2,543,332              6,441,956
Income taxes payable .............................          1,350,181            979,502                 --                2,329,683
Taxes other than income ..........................          2,952,857               --                   --                2,952,857
Deferred income taxes ............................               --              133,616              216,384                350,000
Other debt .......................................          6,454,911         12,907,754          (12,907,754)             6,454,911
Reserve for loans sold with recourse .............               --              925,756              214,463              1,140,219
                                                         ------------       ------------        -------------           ------------
                                                           19,565,782         19,096,387           (9,933,575)            28,728,594

STOCKHOLDERS' EQUITY .............................        100,162,238         10,555,558              903,344            111,621,140
                                                         ------------       ------------        -------------           ------------
                                                         $119,728,020       $ 29,651,945        $  (9,030,231)          $140,349,734
                                                         ============       ============        =============           ============

                   NOTES TO PRO FORMA CONDENSED BALANCE SHEETS

(1) Represents the allocation of purchase price of the ColorTyme Acquisition by the Company to assets and liabilities based upon the fair values at the acquisition date. The total consideration of $11,458,902 consists of $4,925,000 in cash and the issuance of 343,175 shares of common stock.

(2) Financing receivables of $21,514,000 and related notes of $13,220,000 (balances at May 15, 1996) were simultaneously sold with recourse to an unrelated party at closing. The net proceeds from this sale were $8,294,000. No gain or loss was recognized.

                              RENTERS CHOICE, INC.
                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS
                        THREE MONTHS ENDED MARCH 31, 1996
                                   (UNAUDITED)

                                                                                                   PRO FORMA
                                                              COMPANY           COLORTYME         ADJUSTMENTS             PRO FORMA
                                                            -----------       ------------        ------------           -----------
STORE REVENUE
   Rentals and fees .................................       $45,565,352       $       --          $    466,039(1)        $46,031,391
   Merchandise sales ................................         3,254,453               --                  --               3,254,453
   Other ............................................           181,936               --                  --                 181,936
FRANCHISE REVENUE
   Franchise merchandise sales ......................              --            8,763,483                --               8,763,483
   Royalty income and fees ..........................              --            1,161,485                --               1,161,485
   Finance interest income ..........................              --              715,507            (715,507)(2)              --
                                                            -----------       ------------        ------------           -----------
                                                             49,001,741         10,640,475            (249,468)           59,392,748

OPERATING EXPENSES
DIRECT STORE EXPENSES
   Depreciation of Rental Merchandise ...............        10,154,647               --               129,024 (1)        10,283,671
   Cost of Merchandise sold .........................         2,401,812               --                  --               2,401,812
   Salaries and Other Expenses ......................        26,900,783               --               283,907 (1)        27,184,690
FRANCHISE OPERATION EXPENSES
   Cost of franchise merchandise sales ..............              --            8,486,518                --               8,486,518
   Finance interest expense .........................              --              417,007            (417,007)(2)              --
   Provision for doubtful accounts ..................              --              120,000                --                 120,000
   Loss on assets held for sale .....................              --              332,883            (332,883)(3)              --
                                                            -----------       ------------        ------------           -----------
                                                             39,457,242          9,356,408            (336,959)           48,476,691

General Administrative Expense ......................         2,058,646          1,009,599              (6,300)(4)         3,061,945
Amortization of Intangibles .........................         1,141,755               --                 8,300 (5)         1,150,055
                                                            -----------       ------------        ------------           -----------
     TOTAL OPERATING EXPENSES .......................        42,657,643         10,366,007            (334,959)           52,688,691
                                                            -----------       ------------        ------------           -----------
     OPERATION PROFIT ...............................         6,344,098            274,468              85,491             6,704,057

Interest (Income) Expense, net ......................            72,642            (24,288)             37,500 (6)            85,854
                                                            -----------       ------------        ------------           -----------
      EARNINGS BEFORE INCOME TAXES...................         6,271,456            298,756             (47,991)            6,618,203

Income Tax Expense (Benefit) ........................         2,654,560             (4,097)            135,500 (7)         2,785,963
                                                            -----------       ------------        ------------           -----------
     NET EARNINGS ...................................       $ 3,616,896       $    302,853        $    (87,509)          $ 3,832,240
                                                            ===========       ============        ============           ===========
WEIGHTED AVERAGE SHARES OUTSTANDING .................        24,772,182                                343,175 (8)        25,115,357
                                                            ===========                           ============           ===========
EARNINGS PER SHARE ..................................       $      0.15                                                  $      0.15
                                                            ===========                                                  ===========

       See notes to unaudited pro forma condensed statements of earnings.

                              RENTERS CHOICE, INC.
                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)

                                                                                                  PRO FORMA
                                                           COMPANY            COLORTYME          ADJUSTMENTS             PRO FORMA
                                                         ------------       ------------        -------------           ------------
STORE REVENUE
   Rentals and fees ..............................       $126,263,843       $       --          $   1,699,197(1)        $127,963,040
   Merchandise sales .............................          6,382,879               --                   --                6,382,879
   Other .........................................            642,471               --                   --                  642,471
FRANCHISE REVENUE
   Franchise merchandise sales ...................               --           39,352,358                 --               39,352,358
   Royalty income and fees .......................               --            4,588,468                 --                4,588,468
   Finance interest income .......................               --            3,244,060           (3,244,060)(2)               --
                                                         ------------       ------------        -------------           ------------
                                                          133,289,193         47,184,886           (1,544,863)           178,929,216
OPERATING EXPENSES
DIRECT STORE EXPENSES
   Depreciation of Rental Merchandise ............         29,639,965               --                471,079(1)          30,111,044
   Cost of Merchandise sold ......................          4,953,675               --                   --                4,953,675
   Salaries and Other Expenses ...................         70,012,036               --              1,216,723(1)          71,228,759
FRANCHISE OPERATION EXPENSES
   Cost of franchise merchandise sales ...........               --           37,001,652                 --               37,001,652
   Finance interest expense ......................               --            2,220,636           (2,220,636)(2)               --
   Provision for doubtful accounts ...............               --              508,408                 --                  508,408
   Loss on assets held for sale ..................               --              671,082             (671,082)(3)               --
                                                         ------------       ------------        -------------           ------------
                                                          104,605,676         40,401,778           (1,203,916)           143,803,538

General Administrative Expense ...................          5,766,115          5,666,550              (25,100)(4)         11,407,565
Amortization of Intangibles ......................          3,109,067               --                 33,400(5)           3,142,467
                                                         ------------       ------------        -------------           ------------
     TOTAL OPERATING EXPENSES ....................        113,480,858         46,068,328           (1,195,616)           158,353,570
                                                         ------------       ------------        -------------           ------------
     OPERATION PROFIT ............................         19,808,335          1,116,558             (349,247)            20,575,646
                                                         ------------       ------------        -------------           ------------
Interest (Income) Expense, net ...................          1,311,970            457,475             (150,200)(6)          1,619,245
                                                         ------------       ------------        -------------           ------------
      EARNINGS BEFORE INCOME TAXES ...............         18,496,365            659,083             (199,047)            18,956,401

Income Tax Expense (Benefit) .....................          7,784,205           (211,000)             393,600(7)           7,966,805
                                                         ------------       ------------        -------------           ------------
     NET EARNINGS ................................       $ 10,712,160       $    870,083        $    (592,647)          $ 10,989,596
                                                         ============       ============        =============           ============
WEIGHTED AVERAGE SHARES OUTSTANDING ..............         20,794,065                                 343,175(8)          21,137,240
                                                         ============                           =============           ============
EARNINGS PER SHARE ...............................       $       0.52                                                   $       0.52
                                                         ============                                                   ============

       See notes to unaudited pro forma condensed statements of earnings.

                              RENTERS CHOICE, INC.
               NOTES TO PRO FORMA CONDENSED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

(1)  Operating results of stores acquired.

(2)  Disposition of the finance notes receivable and notes payable.

(3) Reversal of losses on assets held for sale to reflect purchase accounting adjustments as of January 1, 1995.

(4) Reduction of depreciation expense for property assets resulting from purchase accounting adjustments.

(5)  Increase in amortization of amounts allocated to goodwill over 20 years.

(6) Amortization of commission received for sale of servicing rights on finance notes receivable.

(7) Tax effect of pro forma adjustments.

(8) Adjustment to weighted average shares outstanding in connection with the ColorTyme Acquisition.